                                                                   EXHIBIT 10.5


                    AGREEMENT CONCERNING EXCLUSIVE SERVICES.
                CONFIDENTIAL INFORMATION, BUSINESS OPPORTUNITIES.
               NON-COMPETITION, NON-SOLICITATION AND WORK PRODUCT


        This Agreement is made this _____ day of ________, ______, by and between The Advisory Board Company, including its affiliates, successors and assigns (the "Company") and _________________ (the "Employee").

                                    RECITALS


        R1. The Company is engaged in the business of providing research and advisory services to individual members in various industries, including without limitation such services as short-answer or custom research on demand, multiple client or syndicated studies, benchmarking data and databases and conferences, seminars, training and education. In order to remain competitive in this business, the Company must protect its good will, its base of members and prospective members, its employees, its confidential and proprietary information, and the work product of its employees.

        R2. The Company has offered employment or continued employment to the Employee. During the course of employment, the Employee will develop important contacts with the members and prospective members of the Company, and will also become aware of certain methods, practices, information and procedures with which the Company conducts its business, all of which are considered confidential and proprietary by the Company. The Employee may also prepare studies and other written materials using the Company's resources.

        R3. The Company and the Employee agree that it is reasonable and necessary to enter into an Agreement to protect the Company's good will, its base of members and prospective members, its employees, its confidential and proprietary information, and its work product.

        NOW THEREFORE, in consideration of the recitals above, initial and/or continued employment, participation in the Company's employee benefit programs as reflected in the Liquid Markets Agreement and Continuing Stock Options Agreement between the Employee and the Company (the "Employee Benefit Programs") and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

        1.     EXCLUSIVE SERVICES

               During the term of employment, the Employee shall at all times devote his/her entire working time, attention, energies, efforts and skills to the business of the Company, and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the express written permission of the Company. The Employee shall not, without prior written permission of the Company, directly or indirectly, either as an officer, director, employee, agent, adviser, consultant, principal, stockholder, partner, owner or in any other capacity, on his/her own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to the best of his/her knowledge, is about to become, engaged in the same or substantially similar business lines as the Company or any of its affiliates or which otherwise competes with or is about to compete with the Company or any of its affiliates.

        2.     CONFIDENTIAL INFORMATION

               The Employee shall not at any time during his/her employment with the Company or after the termination thereof for any reason disclose or use, directly or indirectly, any confidential or proprietary information of the Company or its affiliates. For the purposes of this Agreement, "confidential or proprietary information" shall mean all information disclosed to the Employee, or known by him/her as a consequence of or through his/her employment with the Company, where such information is not generally known in the trade or industry or which is considered confidential by the Company or was the subject of efforts by the Company to maintain its confidentiality, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Company or its affiliates. Such information includes, but is not limited to, trade secrets as defined by the District of Columbia Trade Secrets Act, D.C. Code Section 48-501 et seq., business and development plans (whether contemplated, initiated or completed), business contacts, methods of operation, policies, results of analysis, member and prospective member lists, employee lists, business forecasts, financial data, advertising and marketing methods, manuals, training materials, management, performance review, project assessment and all other forms and documents used in management of the Company's employees and in performing work for the Company, reports, correspondence, data collection forms and other documents provided to members, syndicated, multi-client studies, custom research reports, statements, reports, strategic information and other information distributed to policy or management committee members, information relating to costs and revenues, and similar information.

        3.     RETURN OF COMPANY PROPERTY

               Upon termination of employment for any reason, the Employee shall immediately return to the Company all of its property and confidential or proprietary information which is in tangible form and all copies thereof in the Employee's possession, custody or control, provided that the Employee may retain one copy of each published study to which he/she contributed personally.

        4.     BUSINESS OPPORTUNITIES

               During the term of his/her employment, the Employee shall promptly disclose to the Company each business opportunity of a type which, based upon its prospects and relationship to the business of the Company or its affiliates, the Company might reasonably consider pursuing. In the event that the Employee's employment is terminated for any reason, the Company or its affiliates shall have the exclusive right to participate in or undertake any such opportunity on their own behalf without any involvement by or compensation to the Employee.

        5.     COVENANT NOT TO COMPETE

               (a) If the Employee's employment is terminated by the Company for Cause, or if the Employee voluntarily resigns for any reason, the Employee shall not, directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, for a period of two (2) years following such termination, (i) provide "Company Services" or work for or provide services to any person or entity that provides "Company Services," within a one hundred (100) mile radius of any city in the United States or in any foreign country in which the Company has an office or a member or in which the Company had a member or directly or indirectly solicited a prospective member at any time during the two year period prior to the termination of the Employee's employment; or (ii) solicit or offer to provide or provide "Company Services," or work for a person or entity that solicits or offers to provide or provides "Company Services," to any person or entity who was a member of the Company or was directly or indirectly solicited to be a member of the Company at any time during the two-year period prior to the termination of the Employee's employment with the Company. For the purposes of this Section 5(a), the term "Company Services" shall mean: (aa) providing short-answer or custom research on demand, including without limitation literature or database searches, telephone interviews, or other research of the same or substantially similar type as that provided by the Company; or (bb) preparing published multiple client or syndicated studies, including without limitation studies of the same or substantially similar type provided by the Company; or (cc) selling benchmarking data and databases of the same or substantially similar type provided by the Company; or (dd) providing conferences, seminars, training or education of the same or substantially similar type provided by the Company; where any of the foregoing services described in (aa) through (dd) above are provided to any of the following: physicians, hospitals, health plans, pharmaceutical companies, insurance companies, managed care companies, commercial banks, brokerage houses, mutual fund companies or Fortune 1000 companies. Notwithstanding the foregoing, the Employee may upon termination in the situations described above work as a consultant or for a consulting firm, provided he/she complies with all of the provisions of this
Section 5(a). The Company may release the Employee from some or all of the restrictions in this section only in a written instrument signed by the Employee and the Chairman of the Company.

        For the purposes of this Section 5(a), "Cause" for termination shall mean the commission of an act of fraud, theft or dishonesty against the Company; arrest or conviction for any felony; arrest or conviction for any misdemeanor involving moral turpitude which might, in the Company's reasonable opinion, cause embarrassment to the Company; misconduct; substance abuse; insubordination; violation of Company policy; willful or repeated non-performance or substandard performance of duties; violation of any District of Columbia, state or federal laws, rules or regulations in connection with or during performance of work; or Performance Inconsistent with Past Levels of Contribution. For the purposes of this Section 5(a), "Performance Inconsistent with Past Levels of Contribution" means any neglect of, or refusal or inability to perform, the Employee's duties or responsibilities with respect to the Company with the same level of contribution as in past periods of employment; or any insubordination, dishonesty, negligence or malfeasance in the performance of such duties and responsibilities; or the taking of actions which impair the Employee's ability to perform such duties and responsibilities; or any material violation of Company rules or regulations.

               (b) The Employee agrees that the restrictions imposed upon him/her by the provisions of this section are fair and reasonable considering the nature of the Company's business, and are reasonably required for the protection of the Company. The Employee further agrees that the provisions of Section 5(a) relating to areas of restriction, member limitations, or time periods of restriction were specifically discussed in good faith and are acceptable to the Employee. Nevertheless, to the extent that these restrictions exceed the maximum areas of restriction, member limitations or periods of time which a court of competent jurisdiction would enforce, the areas of restriction, member limitations or time periods shall be modified by such court to be the maximum areas of restriction, member limitations or time periods which such court would enforce in any state in which such court shall be convened. If any other part of Section 5(a) is held to be invalid or unenforceable, the remaining parts shall nevertheless continue to be valid and enforceable as though the unenforceable portions were absent.

        6.     SOLICITATION OF EMPLOYEES

               The Employee agrees that during the term of his/her employment, and for a period of two (2) years after termination of such employment for any reason, he/she shall not, except in the course of his/her duties for the Company, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person who at the time is a current employee of the Company or its affiliates, or who left such employ within the preceding six months, to leave the employ of the Company or to accept employment with another employer besides the Company or as an independent contractor, or offer employment to or hire such person, or work for any person or entity that offers employment to or hires such person.

        7.     INVENTIONS, IMPROVEMENTS AND COPYRIGHTABLE MATERIALS

               The Employee shall disclose promptly in writing and assign immediately, and hereby assigns to the Company, all of the Employee's right, title and interest in and to, any inventions, improvements, original works of authorship, formulas, processes, programs, benchmarking or other databases, techniques, know-how, data, developments or discoveries, whether or not patentable or copyrightable (hereinafter referred to collectively as "Work Product"), which the Employee may make or conceive, or first reduce to practice or learn either solely or jointly with others, during the employment period with the Company through the Employee's work with the Company or with any other person or entity pursuant to an assignment by the Company. The Employee acknowledges the special interest the Company holds in its processes, techniques and technologies in producing its editorial works and agrees that such processes, techniques and technologies shall not be directly or indirectly used or distributed by the Employee for the interests of any person or entity besides the Company.

               (a) All disclosures and assignments made pursuant to this Agreement are made without royalty or any additional consideration to the Employee other than the regular compensation paid to the Employee by the Company.

               (b) The Employee shall execute, acknowledge and deliver to the Company all necessary documents, and shall take such other action as may be necessary to assist the Company in obtaining by statute, letters patent, copyrights, trademarks or other statutory or common law protections for the Work Product covered by this Agreement, vesting title and right in such patents, copyrights, trademarks and other protections in the Company and its designees. The Employee hereby agrees that the Work Product constitutes a "work made for hire" in accordance with the definition of that term under the U.S. copyright laws. The Employee shall further assist the Company in every proper and reasonable way to enforce such patents, copyrights, trademarks and other protections as the Company may desire. The Employee's obligation to deliver documents and assist the Company under this Agreement applies both during and subsequent to the term of his/her employment.

               (c) Any Work Product which the Employee may disclose to anyone within six (6) months after the termination of his/her employment, or for which the Company may file application for letters patent, copyright, trademark or other statutory or common law protection within eighteen (18) months after the termination of said employment, shall be presumed to have been made, conceived, first reduced to practice or learned during the term of Employee's employment and fully subject to the terms and conditions set forth herein; provided that if the Employee, in fact, conceived any such Work Product subsequent to the termination of the employment and such Work Product is not based upon or derived from confidential or proprietary information of the Company or does not relate to the scope of work performed by the Employee pursuant to his/her employment duties, then such Work Product shall belong to the Employee and shall be the Employee's sole property. Employee assumes the responsibility of establishing by competent legal evidence that such Work Product is not based on such confidential or proprietary information and that the Employee conceived any such Work Product after the termination of his/her employment.

               (d) The Employee represents that the Work Product does not infringe any copyright or other proprietary right of any person or entity.

               (e) Attached to and made as part of this Agreement as Exhibit A is a complete list of all Work Product, patented or copyrighted, which has been made or conceived or first reduced to practice by the Employee alone or jointly prior to the date of his/her employment. Such Work Product shall be excluded from the operation of this Agreement. If there is no such list on Exhibit A, the Employee represents that no such Work Product exists at the time of signing this Agreement.

        8.     SEVERABILITY

               If any provision of this Agreement shall be determined, by a court having jurisdiction, to be invalid, illegal or unenforceable, the remainder of this Agreement shall not be affected but shall continue in full force and effect as though such invalid, illegal or unenforceable provision were not originally a part of this Agreement.

        9.     SPECIFIC PERFORMANCE, LIQUIDATED DAMAGES AND ATTORNEYS' FEES

               The Employee acknowledges that a breach of any of the provisions of this Agreement may result in continuing and irreparable damages to the Company for which there may be no adequate remedy at law and that the Company in addition to all other relief available to it shall be entitled to the issuance of a temporary restraining order, preliminary injunction and permanent injunction restraining the Employee from committing or continuing to commit any breach of this Agreement both pending further legal proceedings and for appropriate periods in the future. Furthermore, the Employee understands that his/her breach of this Agreement may cause monetary damages to the Company that are difficult to calculate. Thus, should the Employee breach any term of this Agreement, he/she shall be required to pay the Company as liquidated damages 100% of the value of all cash income (including gain from the sale of stock obtained on exercise of any continuing options) he/she has received with respect to the Employee Benefit Programs during the five-year period preceding said breach and he/she shall forfeit 100% of the value of all such cash income to which he/she may be entitled in the future. The Employee agrees that the foregoing amount of liquidated damages is reasonable and does not constitute a penalty. If the Company is the prevailing party in any action for breach of this Agreement, the Employee shall reimburse the Company for its reasonable attorneys' fees and costs incurred in such action.

        10.    CHOICE OF LAW

               This Agreement shall be construed in accordance with and governed by the laws of the District of Columbia, irrespective of the principles of conflicts of law therein.

        11.    LIMITATIONS OF AGREEMENT

               This Agreement does not constitute a contract of employment for a definite period of time. Either party may terminate the employment relationship with or without cause at any time for any lawful reason. The provisions of this Agreement shall survive the termination of the employment relationship between the Company and the Employee.

        12.    SUCCESSORS AND ASSIGNS

               This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Notwithstanding the foregoing, the Employee shall not assign his/her obligations under this Agreement without the express written consent of the Company and its successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYEE                                          THE ADVISORY BOARD COMPANY

                                                  By:
----------------------------------------------       -------------------------------------------
Print Name
                                                  Title:
----------------------------------------------          ----------------------------------------
Signature

Date:                                             Date:
     -----------------------------------------         -----------------------------------------